CONTACT: ELLEN BATKIE (800) 262-6301

CHARTER ONE REPORTS 4th QTR EPS OF $.63, UP 13%

Highlights for the quarter ended 12/31/02:

  Net earnings of $.63 per share, up 13% over 4Q 2001 and 3% over 3Q 2002
  Net interest income up 7% over 4Q 2001 and 3% over 3Q 2002
  Efficiency ratio of 39.3%, down from 41.7% in 4Q 2001 and 39.9% in 3Q 2002
  Excluding custodial balances, core deposits up an annualized 18% in 4Q 2002; checking up 40% (annualized)
  Non-single family portfolio up an annualized 22% in 4Q 2002
  Reserve to loans strengthened to 1.24%, up from 1.13% at 9/30/02 and .98% at 12/31/01
  Net charge-offs in quarter were an annualized .38% of average loans and leases
  NPAs of .44% of assets; underperforming assets of .59% of assets

CLEVELAND, Ohio, January 17, 2003 -- Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., today reported net income of $145.7 million for the three months ended December 31, 2002, or $.63 per diluted share. This was up 13% from $.56 in net earnings per diluted share reported in the year ago quarter and up 3% from $.61 in the third quarter of 2002. All per share data in this release have been restated for the 5% stock dividend issued on September 30, 2002.

Net income for the quarter generated annualized returns of 1.40% on average assets, 19.11% on average equity, and 22.18% on average tangible equity. In the year ago quarter the returns were 1.44% on average assets, 17.67% on average equity and 20.18% on average tangible equity.

For the 12 months ended December 31, 2002, the Company reported record net income of $577.7 million, or $2.45 per diluted share, which was up 17% from $2.10 per diluted share for 2001. Excluding the benefit of eliminating goodwill amortization in 2002, EPS was up 13%. Returns for the year ended December 31, 2002 were 1.47% on average assets, 19.38% on average equity, and 22.31% on average tangible equity. Comparable returns for 2001 were 1.41% on average assets, 18.17% on average equity, and 20.25% on average tangible equity.

"In an environment of significant uncertainty and challenge, it is particularly gratifying to report another outstanding quarter and entire year," commented Charles John Koch, Charter One's Chairman and Chief Executive Officer in announcing fourth quarter and full-year results. "The strength and maturity of our consumer-oriented retail franchise has produced top-tier financial results and concurrently strengthened our balance sheet. This balance sheet strength and flexibility, together with the operating momentum of our retail banking operation, provide us the confidence, based on the current operating environment, to reaffirm our previous earnings guidance of $2.66 to $2.72 per share in 2003."

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Net interest income and net yield - Net interest income was $299 million for the three months ended December 31, 2002, up 7% from the year ago quarter and 3% from the linking quarter. The increase in net interest income was driven by a $2.2 billion increase in average interest-earning assets, partially offset by a decline in net yield. Net yield during the fourth quarter of 2002 was 3.07%, down 14 basis points from the fourth quarter of 2001 and down 10 basis points from the third quarter of 2002. The reduction during the quarter resulted from downward pressure on asset yields in the declining rate environment, offset in part by the benefits obtained from deposit repricing. It is important to note that the Company still has additional deposit repricing flexibility in the current interest rate environment.

Retail banking revenue - Retail banking revenue is the largest component of recurring noninterest income and totaled $89 million for the three months ended December 31, 2002, up 11% from the comparable 2001 quarter and 6% from the linking quarter. Retail banking revenue includes three separate components: deposit-related revenue ($78 million, up 14% over the year ago quarter), fees from retail brokerage activities ($8 million, down 5%), and other revenue related to retail operations ($3 million, up 11%).

Mortgage banking revenue - The mortgage banking category includes revenue associated with Charter One's mortgage banking operations, offset by the amortization and valuation adjustments related to its mortgage servicing rights asset ("MSR"). During the fourth quarter, the Company recorded an impairment adjustment of $5 million and added $15 million to the valuation allowance. The addition increased the valuation allowance to $104 million at year end. The total mortgage banking revenue, excluding these two items, was $17 million in the fourth quarter of 2002. In the year ago quarter, the revenue totaled $13 million, excluding a $16 million increase in the valuation allowance. Despite record levels of prepayments in the servicing portfolio, the extremely strong loan origination and securitization activity replenished the run-off, resulting in the portfolio serviced for others remaining at $16.9 billion, up 22% since the beginning of the year. The related MSR is now at .76% of the portfolio at $129 million. With an average servicing spread of 35 basis points, that translates into an MSR valuation of 2.17 times the servicing spread.

Net gains - During the fourth quarter of 2002, the Company reported net gains of $62 million, which were net of $27 million in prepayment penalties for the early termination of debt. During the quarter, the Company sold $3.2 billion of securities and terminated $1.1 billion of FHLB advances (2003 maturities, 4.7% average cost). As of December 31, 2002, unrealized pretax gains in the mortgage-backed securities portfolio totaled $223 million.

Leasing operations - Other income from leasing operations was reflected as a loss of $4.6 million in the fourth quarter 2002, compared with income of $404,000 in the third quarter of 2002 and $252,000 in the fourth quarter of 2001. The loss in the current quarter resulted primarily from $4.0 million in residual adjustments related to turboprop aircraft.

Operating expenses - Administrative expenses totaled $177 million in the three months ended December 31, 2002, up 3% from the previous quarter and up 0.5% from the year ago quarter (3% excluding the benefit of eliminating goodwill amortization). The efficiency ratio was 39.3% for the fourth quarter of 2002, compared to 39.9% for the third quarter of 2002, and 41.7% for the fourth

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quarter of 2001. Excluding gains on sale and the MSR-related adjustments results in an efficiency ratio of 43.3% for the fourth quarter of 2002, compared to 42.7% for the third quarter of 2002 and 46.0% for the fourth quarter of 2001.

Lending production and portfolio growth - Loan and lease originations increased to $6.5 billion during the fourth quarter of 2002, from $5.3 billion during the third quarter of 2002 and $4.9 billion in the fourth quarter of 2001. Non-single family loan originations totaled a record $3.1 billion, or 47% of the total. The previous record was established just in the third quarter of 2002 at $2.8 billion.

Loans and leases before reserves totaled $26.5 billion at December 31, 2002, up 2% over the past 12 months, and an annualized 9% from September 30, 2002. These growth rates were reduced by $6.7 billion in agency loan securitizations during the year, including $1.6 billion during the fourth quarter. Charter One retains essentially no credit risk in connection with these securitizations and does not utilize any special-purpose entities for the sale of mortgage-backed securities. At the end of December, non-single family loans totaled $17.8 billion, increasing an annualized 22% in the quarter and 13% in the past 12 months. The total loan portfolio continues to be primarily consumer based, with 78% in consumer-oriented products and 22% in commercial lending.

Deposits - Deposits totaled $27.5 billion at December 31, 2002, up an impressive 7% (annualized) in the quarter and 10% since the beginning of the year. Even more impressive was the growth posted in core deposits (checking, money market and savings accounts). Excluding the growth in custodial balances, core deposits were up 18% (annualized) in the fourth quarter of 2002 and 21% in the past 12 months. Checking account deposit growth was particularly strong in the fourth quarter, coming in at an annualized 40% increase after excluding the growth in custodial balances. Custodial balances totaled $721 million at December 31, 2002, $506 million at September 30, 2002, and $496 million at December 31, 2001. It is important to note that the number of banking centers throughout 2002 was substantially the same as in 2001.

Checking accounts remain the primary focus of Charter One's retail banking sales force. The Company opened 138,000 new checking accounts during the quarter, moving the average banking center to 1,300 accounts in 2002, up from 1,000 in 2001. During the year, the number of active accounts increased by 5% to 1,332,400.

Credit quality and allowance for loan losses - Being mindful of an economy that continues to exhibit weakness, Charter One continued to strengthen its level of loan loss reserves. The provision for loan and lease losses exceeded net charge-offs by $35 million during the quarter and the ratio of the allowance to total loans and leases increased to 1.24% from 1.13% at September 30, 2002 and .98% at December 31, 2001.

Net charge-offs during the fourth quarter of 2002 totaled $25.1 million, or .38% of average loans and leases. As a reminder, during the second quarter of 2002, Charter One changed its charge-off policy to conform Charter One to its regional bank peers, resulting in additional net charge-offs of $27.3 million in that quarter. Excluding the policy change, net charge-offs for the 12 months ended December 31, 2002 were .37% of average loans and leases. The allowance for loan and lease losses

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increased to $328 million at December 31, 2002, equivalent to 3.4 years of net charge-offs (excluding the impact of the policy change).

At December 31, 2002, the ratio of underperforming assets (including troubled debt restructuring and loans delinquent 90 days and still accruing) to total assets declined to .59% from .62% at September 30, 2002 and .64% at December 31, 2001. Given the performance of the portfolio and the collateralized nature of these assets, management continues to believe credit losses remain manageable.

Stock repurchase update- On April 23, 2002, the Company authorized a new repurchase program that permits the repurchase of 10% of its outstanding shares, or approximately 22 million shares. The Company repurchased 1.9 million shares under the authorization during the fourth quarter at an average cost of $29.29 per share. This brought the total repurchased during 2002 to 13.3 million shares at an average cost of $29.84 per share.

Company profile - Charter One has $42 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 461 branch locations in Ohio, Michigan, New York, Illinois, Massachusetts, and Vermont. The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases and investor presentations, investors are directed to Charter One's web site: www.charterone.com.

The Company has scheduled a conference call to discuss quarterly results for 10:00 a.m. eastern time on Friday, January 17, 2003. To participate in the call, dial (888) 428-4473 and ask for the Charter One 4th quarter earnings call. The call is available on a replay basis until January 27, 2003 by dialing (320) 365-3844, access code 666036. Alternatively, the call will be available through Charter One's website, both on a live and a replay basis.

Forward-Looking Information
This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected; and (5) legislation or regulatory changes adversely affect the businesses in which the Company is engaged. Other factors that may affect these statements are identified in previous filings with the Securities and Exchange Commission.

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$418,711	$410,237	$415,057	$427,838	$462,055
Mortgage-backed securities:
Available for sale	131,821	135,099	141,773	111,128	109,319
Held to maturity	9,991	10,695	12,261	14,800	17,241
Investment securities:
Available for sale	2,969	2,939	2,625	2,962	2,741
Held to maturity	60	61	60	71	85
Other interest-earning assets	8,184	9,729	9,478	7,912	8,605
Total interest income	571,736	568,760	581,254	564,711	600,046
Interest expense:
Deposits	154,018	160,821	169,576	170,401	199,688
FHLB advances	105,492	103,729	103,927	103,716	112,297
Other borrowings	13,627	13,943	9,884	7,497	8,121
Total interest expense	273,137	278,493	283,387	281,614	320,106
Net interest income	298,599	290,267	297,867	283,097	279,940
Provision for loan and lease losses	60,314	47,695	55,277	28,717	38,853
Net interest income after provision for loan and lease losses	238,285	242,572	242,590	254,380	241,087
Other income:
Retail banking	89,261	84,175	83,543	73,756	80,108
Mortgage banking	(1,992)	(36,961)	9,168	11,290	(3,069)
Leasing operations	(4,566)	404	317	270	252
Net gains	61,585	83,881	37,840	21,727	46,336
Bank owned life insurance and other	7,834	7,582	8,924	9,508	9,197
Total other income	152,122	139,081	139,792	116,551	132,824
Administrative expenses:
Compensation and employee benefits	81,827	81,443	80,645	77,252	72,412
Net occupancy and equipment	30,360	30,288	27,634	28,563	29,162
Marketing expenses	9,843	11,788	10,012	8,829	9,462
Federal deposit insurance premiums	1,142	1,104	1,106	1,211	1,044
Amortization of goodwill	-	-	-	-	4,039
Other administrative expenses	53,716	46,683	49,219	46,307	59,884
Total administrative expenses	176,888	171,306	168,616	162,162	176,003
Income before income taxes	213,519	210,347	213,766	208,769	197,908
Income taxes	67,793	66,785	67,871	66,284	62,829
Net income	$145,726	$143,562	$145,895	$142,485	$135,079
Basic earnings per share(1)	$.65	$.63	$.63	$.61	$.57
Diluted earnings per share(1)	$.63	$.61	$.61	$.60	$.56
Average common shares outstanding(1):
Basic	225,561,551	228,765,954	231,197,406	231,684,629	235,750,648
Diluted	231,502,688	235,615,457	239,123,292	238,221,934	241,418,749
Cash dividends declared per share(1)	$.22	$.21	$.21	$.19	$.19

(1) Restated to reflect the 5% stock dividend issued September 30, 2002.

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Twelve Months Ended
	12/31/02	12/31/01
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$1,671,843	$1,872,270
Mortgage-backed securities:
Available for sale	519,821	366,475
Held to maturity	47,747	86,952
Investment securities:
Available for sale	11,495	11,180
Held to maturity	252	409
Other interest-earning assets	35,303	40,960
Total interest income	2,286,461	2,378,246
Interest expense:
Deposits	654,816	855,283
FHLB advances	416,864	498,444
Other borrowings	44,951	34,103
Total interest expense	1,116,631	1,387,830
Net interest income	1,169,830	990,416
Provision for loan and lease losses	192,003	100,766
Net interest income after provision for loan and lease losses	977,827	889,650
Other income:
Retail banking	330,735	291,892
Mortgage banking	(18,495)	24,878
Leasing operations	(3,575)	4,020
Net gains	205,033	114,312
Bank owned life insurance and other	33,848	38,522
Total other income	547,546	473,624
Administrative expenses:
Compensation and employee benefits	321,167	279,900
Net occupancy and equipment	116,845	109,388
Marketing expenses	40,472	31,708
Federal deposit insurance premiums	4,563	3,918
Amortization of goodwill	-	16,156
Other administrative expenses	195,925	188,592
Total administrative expenses	678,972	629,662
Income before income taxes	846,401	733,612
Income taxes	268,733	232,898
Net income	$577,668	$500,714
Basic earnings per share(1)	$2.52	$2.15
Diluted earnings per share(1)	$2.45	$2.10
Average common shares outstanding(1):
Basic	229,302,385	232,547,418
Diluted	236,115,843	238,383,474
Cash dividends declared per share(1)	$.83	$.71

(1) Restated to reflect the 5% stock dividend issued September 30, 2002

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$446,701	$525,049	$592,571	$539,846	$481,013
Federal funds sold and other	512	1,105,511	800,509	815,509	35,507
Total cash and cash equivalents	447,213	1,630,560	1,393,080	1,355,355	516,520
Investments securities:
Available for sale	210,095	213,684	169,203	133,509	129,312
Held to maturity	3,973	4,642	4,381	5,043	6,274
Mortgage-backed securities:
Available for sale	11,536,608	8,805,687	9,634,674	8,067,946	8,030,512
Held to maturity	540,781	648,153	728,003	830,032	983,904
Loans and leases, net	25,852,846	25,351,352	24,382,986	24,355,261	25,396,071
Loans held for sale	351,892	287,891	161,438	160,805	332,629
Bank owned life insurance	829,043	819,664	814,429	809,356	808,231
Federal Home Loan Bank and Federal Reserve Bank stock	681,923	676,927	668,905	618,969	617,836
Premises and equipment	353,730	348,675	362,909	357,915	352,235
Accrued interest receivable	154,962	155,543	165,262	155,479	162,065
Real estate and other collateral owned	42,980	42,988	44,511	57,417	54,351
Loan servicing assets	128,564	126,646	175,650	164,789	139,840
Goodwill	386,372	386,372	385,808	351,040	350,839
Other assets	375,090	351,682	299,303	285,366	293,897
Total assets	$41,896,072	$39,850,466	$39,390,542	$37,708,282	$38,174,516
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Checking accounts	$9,650,433	$8,619,130	$7,737,558	$7,934,769	$7,830,026
Money market and savings accounts	8,157,534	8,248,750	8,893,253	7,644,542	6,737,160
Certificates of deposit	9,719,876	10,218,625	9,926,504	10,057,421	10,556,123
Total deposits	27,527,843	27,086,505	26,557,315	25,636,732	25,123,309
Federal Home Loan Bank advances	9,037,925	7,574,583	7,841,524	7,830,065	8,657,238
Federal funds purchased and repurchase agreements	283,912	54,347	53,089	57,228	203,259
Other borrowings	708,853	710,282	720,133	325,505	304,410
Advance payments by borrowers for taxes and insurance	23,595	47,578	51,822	44,693	54,103
Accrued interest payable	38,372	66,193	38,029	59,813	57,704
Accrued expenses and other liabilities	1,191,747	1,295,185	1,089,899	894,327	845,993
Total liabilities	38,812,247	36,834,673	36,351,811	34,848,363	35,246,016
Shareholders' equity:
Preferred stock - $.01 par value per share; 20,000,000 shares authorized and unissued	-	-	-	-	-
Common stock - $.01 par value per share; 360,000,000 shares authorized; 227,571,468, 227,577,813, 224,853,682, 224,854,600, and 224,855,827 shares issued	2,276	2,276	2,249	2,249	2,249
Additional paid-in capital	2,193,095	2,192,186	2,104,361	2,097,473	2,091,767
Retained earnings	824,564	732,731	976,380	893,200	811,093
Less 2,781,151, 1,158,700, 4,662,584, 4,836,968, and 516,082 shares of common stock held in treasury at cost	(82,610)	(35,087)	(135,378)	(136,429)	(14,586)
Accumulated other comprehensive income	146,500	123,687	91,119	3,426	37,977
Total shareholders' equity	3,083,825	3,015,793	3,038,731	2,859,919	2,928,500
Total liabilities and shareholders' equity	$41,896,072	$39,850,466	$39,390,542	$37,708,282	$38,174,516

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CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended
	12/31/02		9/30/02		6/30/02		3/31/02		12/31/01
Annualized returns and ratios based on net income:
Return on average assets	1.40%		1.46%		1.51%		1.52%		1.44%
Return on average equity	19.11		18.89		19.85		19.71		17.67
Average equity to average assets	7.35		7.72		7.60		7.71		8.15
Net interest income to administrative expenses	1.69	x	1.69	x	1.77	x	1.75	x	1.59	x
Administrative expenses to average assets	1.70%		1.74%		1.74%		1.73%		1.88%
Efficiency ratio	39.25		39.90		38.53		40.58		41.66
Annualized return on average tangible equity(1)	22.18		21.70		22.84		22.50		20.18

(1) Computed as the ratio of net income, excluding the amortization of goodwill and other intangible assets, to average tangible equity.

	Twelve Months Ended
	12/31/02		12/31/01
Returns and ratios based on net income:
Return on average assets	1.47%		1.41%
Return on average equity	19.38		18.17
Average equity to average assets	7.59		7.76
Net interest income to administrative expenses	1.72	x	1.57	x
Administrative expenses to average assets	1.73%		1.77%
Efficiency ratio	39.54		41.91
Return on average tangible equity(1)	22.31		20.25

(2) Computed as the ratio of net income, excluding the amortization of goodwill and other intangible assets, to average tangible equity.

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
End of period capitalization:
Equity to assets	7.36%	7.57%	7.71%	7.58%	7.67%
Tangible equity to assets	6.36	6.52	6.65	6.64	6.74
Book value per share(1)	$13.72	$13.32	$13.14	$12.38	$12.43
Tangible book value per share(1)	11.86	11.47	11.33	10.84	10.92
Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	6,997	6,837	6,914	6,874	6,850
Number of full-service branches	461	459	461	450	456
Number of loan production offices	26	26	27	27	29
Number of ATMs	913	920	928	913	919

(1) Restated to reflect the 5% stock dividend issued September 30, 2002.

COMPOSITION OF DEPOSITS
(unaudited)

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Checking accounts:
Interest-bearing	$7,460,530	$6,588,045	$5,917,228	$6,121,320	$5,973,545
Noninterest-bearing	2,189,903	2,031,085	1,820,330	1,813,449	1,856,481
Total checking accounts	9,650,433	8,619,130	7,737,558	7,934,769	7,830,026
Money market and savings accounts	8,157,534	8,248,750	8,893,253	7,644,542	6,737,160
Total transaction accounts	17,807,967	16,867,880	16,630,811	15,579,311	14,567,186
Certificates of deposit:
Retail	9,719,876	10,198,753	9,886,732	10,017,629	10,465,071
Brokered	-	19,872	39,772	39,792	91,052
Total certificates of deposit	9,719,876	10,218,625	9,926,504	10,057,421	10,556,123
Total deposits	$27,527,843	$27,086,505	$26,557,315	$25,636,732	$25,123,309

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CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended
	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$26,690,752	$25,460,404	$24,838,010	$25,530,842	$25,992,199
Mortgage-backed securities	11,218,473	10,041,928	10,127,245	8,257,013	8,125,218
Investment securities	212,698	186,249	156,998	150,619	139,714
Other interest-earning assets	725,937	979,454	1,028,371	846,552	627,381
Total interest-earning assets	38,847,860	36,668,035	36,150,624	34,785,026	34,884,512
Allowance for loan and lease losses	(292,981)	(267,486)	(257,591)	(255,109)	(235,087)
Noninterest-earning assets(1)	2,946,801	2,968,951	2,767,624	2,954,656	2,867,450
Total assets	$41,501,680	$39,369,500	$38,660,657	$37,484,573	$37,516,875
Interest-bearing liabilities:
Checking accounts	$6,801,571	$6,283,029	$5,883,423	$6,137,213	$5,371,034
Money market and savings accounts	8,579,110	8,378,267	8,519,541	6,780,737	6,705,579
Certificates of deposit	9,898,021	9,831,050	10,093,412	10,448,328	10,449,348
Total interest-bearing deposits	25,278,702	24,492,346	24,496,376	23,366,278	22,525,961
FHLB advances	9,026,637	7,944,811	7,878,506	8,071,957	8,866,648
Other borrowings	945,945	929,957	584,882	460,700	553,116
Total interest-bearing liabilities	35,251,284	33,367,114	32,959,764	31,898,935	31,945,725
Noninterest-bearing liabilities:
Demand deposit accounts	2,024,854	1,789,713	1,743,736	1,695,741	1,600,497
Other noninterest-bearing liabilities	1,175,213	1,173,108	1,017,623	997,966	912,290
Total noninterest-bearing liabilities	3,200,067	2,962,821	2,761,359	2,693,707	2,512,787
Total liabilities	38,451,351	36,329,935	35,721,123	34,592,642	34,458,512
Shareholders' equity	3,050,329	3,039,565	2,939,534	2,891,931	3,058,363
Total liabilities and shareholders' equity	$41,501,680	$39,369,500	$38,660,657	$37,484,573	$37,516,875
Yields and costs during period:
Weighted average yield:
Loans and leases(2)	6.26%	6.43%	6.69%	6.73%	7.10%
Mortgage-backed securities	5.06	5.81	6.08	6.10	6.23
Investment securities	5.70	6.44	6.84	8.05	8.09
Other interest-earning assets	4.41	3.89	3.65	3.74	5.37
Total interest-earning assets	5.88	6.19	6.43	6.51	6.87
Weighted average cost(3):
Checking accounts	1.92	2.13	2.08	2.40	2.91
Money market and savings accounts	1.93	2.12	2.37	2.23	2.61
Certificates of deposit	3.19	3.32	3.53	3.76	4.41
Total interest-bearing deposits	2.42	2.61	2.78	2.96	3.52
FHLB advances	4.64	5.18	5.29	5.21	5.02
Other borrowings	5.74	5.97	6.74	6.51	5.82
Total interest-bearing liabilities	3.07	3.31	3.45	3.58	3.98
Interest rate spread	2.81	2.88	2.98	2.93	2.89
Net yield on interest-earning assets	3.07	3.17	3.30	3.26	3.21

(1) Includes mark-to-market adjustments on securities available for sale.
(2) Excludes impact of related tax benefits.
(3) Includes the annualized effect of interest rate risk management instruments.

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CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Twelve Months Ended
	12/31/02	12/31/01
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$25,647,597	$25,463,666
Mortgage-backed securities	9,919,641	6,818,807
Investment securities	177,498	146,664
Other interest-earning assets	894,898	628,560
Total interest-earning assets	36,639,634	33,057,697
Allowance for loan and lease losses	(268,654)	(211,859)
Noninterest-earning assets(1)	2,877,215	2,651,957
Total assets	$39,248,195	$35,497,795
Interest-bearing liabilities:
Checking accounts	$6,278,844	$3,867,767
Money market and savings accounts	8,084,926	6,433,557
Certificates of deposit	10,054,727	10,230,112
Total interest-bearing deposits	24,418,497	20,531,436
FHLB advances	8,233,376	9,361,225
Other borrowings	732,466	515,345
Total interest-bearing liabilities	33,384,339	30,408,006
Noninterest-bearing liabilities:
Demand deposit accounts	1,816,036	1,477,294
Other noninterest-bearing liabilities	1,066,934	856,906
Total noninterest-bearing liabilities	2,882,970	2,334,200
Total liabilities	36,267,309	32,742,206
Shareholders' equity	2,980,886	2,755,589
Total liabilities and shareholders' equity	$39,248,195	$35,497,795
Yields and costs during period:
Weighted average yield:
Loans and leases(2)	6.52%	7.35%
Mortgage-backed securities	5.72	6.65
Investment securities	6.62	7.90
Other interest-earning assets	3.89	6.43
Total interest-earning assets	6.24	7.19
Weighted average cost(3):
Checking accounts	2.12	3.07
Money market and savings accounts	2.15	3.23
Certificates of deposit	3.46	5.17
Total interest-bearing deposits	2.68	4.17
FHLB advances	5.06	5.32
Other borrowings	6.12	6.58
Total interest-bearing liabilities	3.34	4.56
Interest rate spread	2.90	2.63
Net yield on interest-earning assets	3.19	3.00

(1) Includes mark-to-market adjustments on securities available for sale.
(2) Excludes impact of related tax benefits.
(3) Includes the annualized effect of interest rate risk management instruments.

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CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY
(unaudited)

	Three Months Ended
	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$3,440,287	$2,481,022	$1,974,839	$2,657,994	$2,831,833
Multifamily	48,281	49,187	23,979	35,719	1,774
Commercial	62,335	48,601	34,686	92,088	9,070
Total permanent loans	3,550,903	2,578,810	2,033,504	2,785,801	2,842,677
Construction:
One-to-four family	7,996	5,748	7,941	14,031	7,288
Multifamily	40,408	13,950	-	24,988	7,841
Commercial	53,469	29,385	15,489	66,234	21,947
Total construction loans	101,873	49,083	23,430	105,253	37,076
Total real estate loans originated	3,652,776	2,627,893	2,056,934	2,891,054	2,879,753
Retail consumer	1,205,611	948,632	938,328	998,727	867,979
Automobile	916,539	1,012,926	781,763	684,045	636,021
Consumer finance	100,568	73,931	55,338	56,083	63,935
Leases	200,083	110,428	117,544	93,041	104,562
Corporate banking	451,915	512,600	399,173	353,640	396,426
Total loans and leases originated	6,527,492	5,286,410	4,349,080	5,076,590	4,948,676
Acquired through business combinations and purchases	4,316	2,637	206,640	4,715	7,244
Sales and principal reductions:
Loans sold	742,255	527,011	481,161	644,097	476,089
Loans exchanged for mortgage-backed securities	1,600,962	809,167	1,539,682	2,717,271	1,259,205
Principal reductions	3,554,745	2,894,793	2,447,093	2,921,080	2,982,202
Total sales and principal reductions	5,897,962	4,230,971	4,467,936	6,282,448	4,717,496
Increase (decrease) before net items	$633,846	$1,058,076	$87,784	$(1,201,143)	$238,424
	Twelve Months Ended
	12/31/02	12/31/01
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$10,554,142	$8,814,430
Multifamily	157,166	42,453
Commercial	237,710	155,604
Total permanent loans	10,949,018	9,012,487
Construction:
One-to-four family	35,716	349,510
Multifamily	79,346	138,861
Commercial	164,577	195,896
Total construction loans	279,639	684,267
Total real estate loans originated	11,228,657	9,696,754
Retail consumer	4,091,298	3,536,687
Automobile	3,395,273	2,715,921
Consumer finance	285,920	259,458
Leases	521,096	502,073
Corporate banking	1,717,328	1,138,496
Total loans and leases originated	21,239,572	17,849,389
Acquired through business combinations and purchases	218,308	1,425,549
Sales and principal reductions:
Loans sold	2,394,524	1,635,903
Loans exchanged for mortgage-backed securities	6,667,082	6,708,253
Principal reductions	11,817,711	9,111,479
Total sales and principal reductions	20,879,317	17,455,635
Increase before net items	$578,563	$1,819,303

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CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended
	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$292,800	$267,155	$258,605	$255,478	$235,604
Provision for loan and lease losses	60,314	47,695	55,277	28,717	38,853
Acquired through business combination	-	-	3,184	-	-
Loans and leases charged off:
One-to-four family	(1,127)	(643)	(3,056)	(976)	(1,035)
Commercial real estate	(144)	(290)	(117)	(801)	(630)
Retail consumer	(3,004)	(2,308)	(5,530)	(2,258)	(1,841)
Automobile	(15,941)	(16,429)	(29,675)	(16,920)	(13,073)
Consumer finance	(5,785)	(5,160)	(11,628)	(3,822)	(2,890)
Leases	(88)	(519)	(1,801)	(460)	-
Corporate banking	(5,799)	(4,776)	(2,014)	(4,023)	(2,216)
Total charge-offs(1)	(31,888)	(30,125)	(53,821)	(29,260)	(21,685)
Recoveries:
One-to-four family	42	881	32	2	13
Commercial real estate	41	488	9	121	51
Retail consumer	588	484	359	403	650
Automobile	3,582	3,574	3,123	2,408	1,803
Consumer finance	191	238	32	63	26
Leases	1,897	430	-	-	-
Corporate banking	450	1,980	355	673	163
Total recoveries	6,791	8,075	3,910	3,670	2,706
Net loan and lease charge-offs(1)	(25,097)	(22,050)	(49,911)	(25,590)	(18,979)
Balance, end of period	$328,017	$292,800	$267,155	$258,605	$255,478
Net charge-offs to average loans and leases (annualized)(1)	.38%	.35%	.80%	.40%	.29%

	Twelve Months Ended
	12/31/02	12/31/01
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$255,478	$189,616
Provision for loan and lease losses	192,003	100,766
Acquired through business combination	3,184	33,782
Loans and leases charged off:
One-to-four family	(5,802)	(3,196)
Commercial real estate	(1,352)	(1,139)
Retail consumer	(13,100)	(7,613)
Automobile	(78,965)	(40,097)
Consumer finance	(26,395)	(11,246)
Leases	(2,868)	(7,496)
Corporate banking	(16,612)	(7,672)
Total charge-offs(1)	(145,094)	(78,459)
Recoveries:
One-to-four family	957	132
Commercial real estate	659	75
Retail consumer	1,834	1,972
Automobile	12,687	6,603
Consumer finance	524	227
Leases	2,327	220
Corporate banking	3,458	544
Total recoveries	22,446	9,773
Net loan and lease charge-offs(1)	(122,648)	(68,686)
Balance, end of period	$328,017	$255,478
Net charge-offs to average loans and leases (1)	.48%	.27%

(1) Includes $27.3 million in charge-offs recorded in the second quarter of 2002 in conjunction with Charter One's adoption of a new loan charge-off policy in which consumer loans are charged off based upon delinquency, repossession and in certain cases, at the point of bankruptcy discharge. Previously, Charter One's policy was to record charge-offs of loans secured by one-to-four family real estate at the point of foreclosure and automobile loans at the point of repossessed collateral disposition. This new policy will neither increase nor decrease ultimate net loan charge-offs. It simply accelerates the timing of the recognition of the loss on these consumer loans. This new policy was implemented prospectively and as such, prior periods have not been restated. Management believes the changes to this policy conforms Charter One's charge-off methodology to that of its commercial banking peers.

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CHARTER ONE FINANCIAL, INC.
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
(unaudited)

	Three Months Ended
	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Average loans and leases:
Mortgage	$11,659,164	$11,265,962	$11,088,463	$12,137,744	$12,631,156
Retail consumer	5,264,728	4,969,219	4,827,223	4,817,681	4,991,673
Automobile	5,447,392	5,035,920	4,740,267	4,479,405	4,348,099
Consumer finance	980,524	972,843	1,002,306	1,024,748	1,052,824
Leases	2,085,474	2,029,779	2,036,604	2,011,255	1,991,111
Corporate banking	1,253,470	1,186,681	1,143,147	1,060,009	977,336
Total average loans and leases	$26,690,752	$25,460,404	$24,838,010	$25,530,842	$25,992,199
Net charge-offs to average loans and leases (annualized)(1):
Mortgage	.04%	(.02)%	.11%	.05%	.05%
Retail consumer	.18	.15	.43	.15	.10
Automobile	.91	1.02	2.24	1.30	1.04
Consumer finance	2.28	2.02	4.63	1.47	1.09
Leases	(.35)	.02	.35	.09	-
Corporate banking	1.71	.94	.58	1.26	.84
Total	.38%	.35%	.80%	.40%	.29%

(1)	Includes $27.3 million in net charge-offs recorded in the second quarter of 2002 in conjunction with Charter One's adoption of a new loan charge-off policy in which consumer loans are charged off based upon delinquency, repossession and in certain cases, at the point of bankruptcy discharge. Previously, Charter One's policy was to record charge-offs of loans secured by one-to-four family real estate at the point of foreclosure and automobile loans at the point of repossessed collateral disposition. This new policy will neither increase nor decrease ultimate net loan charge-offs. It simply accelerates the timing of the recognition of the loss on these consumer loans. This new policy was implemented prospectively and as such, prior periods have not been restated. Management believes the changes to this policy conforms Charter One's charge-off methodology to that of its commercial banking peers.

LOAN AND LEASE PORTFOLIO
(unaudited)

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Loan and lease portfolio, net(1):
One-to-four family:
Permanent:
Fixed rate	$5,869,554	$5,942,919	$5,556,239	$5,695,007	$6,419,819
Adjustable rate	2,437,166	2,694,956	2,584,413	2,816,726	3,350,370
Construction	427,729	427,871	414,716	397,838	409,369
	8,734,449	9,065,746	8,555,368	8,909,571	10,179,558
Commercial real estate:
Multifamily	953,688	1,017,393	1,036,049	1,119,565	1,189,777
Commercial	1,307,593	1,313,243	1,321,438	1,311,263	1,279,889
	2,261,281	2,330,636	2,357,487	2,430,828	2,469,666
Consumer:
Retail	5,494,453	5,008,393	4,855,164	4,747,254	4,857,473
Automobile	5,606,329	5,281,731	4,826,370	4,582,136	4,397,425
Consumer finance	984,772	973,981	976,446	1,012,168	1,042,522
	12,085,554	11,264,105	10,657,980	10,341,558	10,297,420
Business:
Leases	2,133,468	2,028,687	2,026,955	2,022,104	1,994,524
Corporate banking	1,318,003	1,242,869	1,213,789	1,070,610	1,043,010
	3,451,471	3,271,556	3,240,744	3,092,714	3,037,534
Loans and leases before allowance for loan and lease losses	26,532,755	25,932,043	24,811,579	24,774,671	25,984,178
Allowance for loan and lease losses	(328,017)	(292,800)	(267,155)	(258,605)	(255,478)
Loans and leases, net(1)	$26,204,738	$25,639,243	$24,544,424	$24,516,066	$25,728,700
Portfolio of loans serviced for others	$16,893,609	$16,840,025	$16,889,298	$15,855,010	$13,846,807

(1)	Includes loans held for sale.

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CHARTER ONE FINANCIAL, INC.
NONPERFORMING AND UNDERPERFORMING ASSETS
(unaudited)

	12/31/02	9/30/02	6/30/02	3/31/02	12/31/01
	(Dollars in thousands)
Nonperforming assets(1)
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family(2)	$27,904	$31,528	$34,641	$82,721	$79,394
Multifamily and commercial	5,369	6,621	4,640	15,178	13,552
Construction and land	9,885	10,598	11,273	12,713	10,276
Total real estate mortgage loans	43,158	48,747	50,554	110,612	103,222
Retail consumer(2)	13,937	14,128	12,092	17,323	16,592
Automobile	-	-	-	-	-
Consumer finance(2)	40,227	38,403	40,313	69,259	68,485
Leases	6,211	7,964	8,958	2,256	904
Corporate banking	39,098	37,230	19,807	21,548	10,551
Total nonaccrual loans and leases	142,631	146,472	131,724	220,998	199,754
Less government guaranteed loans(1)	-	-	-	21,789	19,630
Total nonaccrual loans net of government guaranteed loans	142,631	146,472	131,724	199,209	180,124
Restructured real estate mortgage loans	501	1,149	1,159	1,169	653
Total nonperforming loans and leases	143,132	147,621	132,883	200,378	180,777
Real estate and other collateral owned(3)	40,776	40,270	40,186	53,291	50,265
Total nonperforming assets	$183,908	$187,891	$173,069	$253,669	$231,042
Ratio of (excluding government guaranteed loans):
Nonperforming loans and leases to total loans and leases	.55%	.58%	.54%	.82%	.70%
Nonperforming assets to total assets	.44	.47	.44	.67	.61
Nonperforming assets to total loans, leases and real estate and other collateral owned	.70	.73	.70	1.03	.90
Allowance for loan and lease losses to:
Nonperforming loans and leases	229.17	198.35	201.05	129.06	141.32
Total loans and leases before allowance	1.24	1.13	1.08	1.04	.98
Accruing loans and leases delinquent more than 90 days(1):
Real estate mortgage loans:
One-to-four family	$25,643	$24,854	$21,781	$ -	$ -
Multifamily and commercial	-	-	944	-	-
Construction and land	-	-	-	-	-
Total real estate mortgage loans	25,643	24,854	22,725	-	-
Retail consumer	4,758	5,630	4,362	3,734	4,519
Automobile	3,621	2,595	2,211	5,756	6,000
Consumer finance	26,739	25,269	19,470	-	-
Leases	19	-	219	716	-
Corporate banking	1,536	1,955	3,330	966	4,691
Total accruing loans and leases delinquent more than 90 days	62,316	60,303	52,317	11,172	15,210
Less government guaranteed loans(1)	-	-	-	1,600	1,876
Total accruing loans and leases delinquent more than 90 days	$62,316	$60,303	$52,317	$9,572	$13,334
Total underperforming assets	$246,224	$248,194	$225,386	$263,241	$244,376
Ratio of (excluding government guaranteed loans):
Underperforming assets to total assets	.59%	.62%	.57%	.70%	.64%
Underperforming assets to total loans, leases and real estate and other collateral owned	.94	.97	.92	1.07	.95

(1)	Effective June 30, 2002, amounts exclude loans guaranteed by the Federal Housing Administration or Veterans' Administration. Prior periods have not been restated.
(2)	Effective June 30, 2002, Charter One adopted a new accrual policy in which consumer loans secured by residential real estate are placed on nonaccrual at six payments past due as long as the loan is well secured and in the process of collection. This new policy was implemented prospectively and as such, prior periods have not been restated. The change in the accrual policy did not have a material impact on interest income. Management believes the changes to this policy conforms Charter One's accrual methodology to that of its commercial banking peers.
(3)	Effective for the period ended June 30, 2002, Charter One adopted a new loan charge-off policy in which automobile loans are charged off based upon repossession and in certain cases, at the point of bankruptcy discharge. Any automobile loan reaching 120 days delinquent will be charged off completely. Previously, Charter One's policy was to record charge-offs of loans secured by automobiles at the point of repossessed collateral disposition. This new policy was implemented prospectively and as such, prior periods have not been restated. Management believes the changes to this policy conforms Charter One's charge-off methodology to that of its commercial banking peers.